Exhibit 3

COMMON STOCK	COMMON STOCK

C	[GRAPHIC OMITTED — CAPITALSOURCE LOGO]
CUSIP 14055X 10 2
SEE REVERSE FOR
CERTAIN DEFINITIONS
CAPITALSOURCE INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE IN CHARLOTTE, NC OR NEW YORK, NY
THIS CERTIFIES THAT
is the owner of
     FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF
...............................................................................CAPITALSOURCE INC...............................................................................
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile signatures of the duly authorized officers of the Corporation.
Dated:

/s/ Steven A. Museles CHIEF LEGAL OFFICER AND SECRETARY	/s/ John K. Delaney CHAIRMAN AND CEO
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST CO..
(Charlotte, NC)

BY:	TRANSFER AGENT
AND REGISTRAR

AUTHORIZED SIGNATURE

[FORM OF REVERSE OF CERTIFICATE]
     A full statement of the powers, designations, preferences and relative, participating, notional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by said Corporation to any stockholder upon request and without charge.
     The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Articles, (i) no Person may Beneficially Own Common Stock of the Corporation in excess of 9.4 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock, other than (A) an Excepted Holder, or (B) a Designated Investment Entity; (ii) no Person may Beneficially Own Preferred Stock of the Corporation in excess of 9.4 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock of the Corporation; (iii) no Excepted Holder may Beneficially own Common Stock in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Corporation’s Articles; (iv) no Designated Investment Entity may Beneficially Own Common Stock of the Corporation in excess of 15 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation; (v) no Person may Beneficially Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Corporation to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or attempts to Beneficially Own Shares which causes or will cause a Person to Beneficially Own Shares in excess or in violation of the limitations set forth in the Corporation’s Articles must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT	–as tenants by the entireties	(Cust)	(Minor)
JT TEN	–as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.
For Value Received,                                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

                                                                                                                                             Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                             Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
SIGNATURES(S) GUARANTEED:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.